Exhibit 5(b)

January 27, 2010

Wells Fargo Commercial Mortgage Securities, Inc.
301 South College Street
One Wachovia Center
Charlotte, North Carolina 28288-0166

                      Re:  Mortgage Pass-Through Certificates

Ladies and Gentlemen:

We have acted as special counsel to Wells Fargo Commercial Mortgage Securities, Inc. (the “Registrant”), in connection with the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amended Registration Statement”) being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) that amends the Registration Statement on Form S-3 (the “Registration Statement”) previously filed with the Commission on January 11, 2008 and declared effective on February 20, 2008.  The Prospectus forming a part of the Amended Registration Statement describes Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Registrant in one or more series (each, a “Series”) of Certificates.  Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Registrant, a master servicer (a “Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series.  The form of Pooling and Servicing Agreement has been incorporated by reference as an exhibit to the Registration Statement.  Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Amended Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed.  As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Pooling and Servicing Agreement and we have relied upon certificates and oral or written statements and other information obtained from the Registrant, the other parties to the transaction referenced herein, and public officials.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Registrant in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon:

(1) the Amended Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; and

 (2) the Pooling and Servicing Agreement, in the form filed with the Commission.

Items 1 and 2 above are referred to in this letter as the “Transaction Documents”.

We have also assumed (x) the legal capacity of all natural persons and (y) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  As used herein, “to our knowledge”, “known to us” or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Amended Registration Statement.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.  We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Registrant.

Based on and subject to the foregoing, we are of the opinion that:

1. When the Certificates of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Pooling and Servicing Agreement for such Series, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

2. The description of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such heading, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Amended Registration Statement and to the reference to this firm under the headings “Legal Matters” and “Material Federal Income Tax Consequences” in the Prospectus, which is a part of the Amended Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Amended Registration Statement under the provisions of the Act.

In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP